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                                  EXHIBIT INDEX

(p)(2)   CODE OF ETHICS OF BOSTON PARTNERS ASSET MANAGEMENT, L.P. IS FILED
         HEREWITH.

(p)(3)   CODE OF ETHICS OF NUMERIC INVESTORS LLC IS FILED HEREWITH.

(p)(4)   CODE OF ETHICS OF SCHNEIDER CAPITAL MANAGEMENT COMPANY ARE FILED
         HEREWITH.

(p)(5)   CODE OF ETHICS OF BOGLE INVESTMENT MANAGEMENT, L.P. IS FILED HEREWITH.

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                     BOSTON PARTNERS ASSET MANAGEMENT, LLC

                                 CODE OF ETHICS

Boston Partners Asset Management, LLC ("BPAM") has built a reputation for integrity and professionalism among its clients. We value the confidence and trust those clients have placed in us and strive to protect that trust. This Policy Statement is our commitment to protecting our clients' trust by establishing formal standards for general personal and professional conduct.

A.   APPLICABILITY AND DEFINITIONS

This Code of Conduct (the "Code") applies to all Supervised Persons.

"Supervised Person," for purposes of this Policy Statement only, means:

..    Directors, officers, and partners of BPAM (or other persons occupying a similar status or performing similar functions);
..    Employees of BPAM;
..    Any other person who provides advice on behalf of BPAM and is subject to
     BPAM's supervision and control; and
..    Certain other individuals designated by the Compliance Department.

"Access Person" means any Supervised Person:

..    Who has access to non-public information regarding any clients' purchases or sales of securities, or non-public information regarding the portfolio holdings of any mutual fund managed by BPAM, WPG, or Robeco-Sage; or
..    Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; or any other individual designated by the Compliance Department; and
..    All directors, officers or partners, except that fund directors who are not employees of BPAM and do not have access to confidential information regarding client securities transactions or recommendation are exempt from the definition of Access Persons.

In addition, any spouse, minor children and adult members of an Access Person's household, or any person or organization (such as an investment club) with whom an Access Person has a direct or indirect beneficial interest, or any trusts of which an Access Person is trustee or in which he/she has a beneficial interest are included in the definition of Access Person.

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B.   STANDARDS OF BUSINESS CONDUCT

The following principles are intended to guide in the applicability of this Code of Ethics:

     1. BPAM is a fiduciary and has a duty to act solely for the benefit of its clients and shall at all times place the interests of the client first;

     2. BPAM holds all Supervised Persons responsible to the highest standards of integrity, professionalism, and ethical conduct.

     3. BPAM fosters a spirit of cohesiveness and teamwork while ensuring the fair treatment of all Supervised Persons.

     4. All Supervised Persons must comply with applicable federal securities laws. The applicable laws are designed to prevent the following practices, which should not be viewed as all encompassing and are not intended to be exclusive of others.

          Supervised Persons must never:

          .    Defraud any client in any manner;
          .    Mislead any client, including by making a statement that omits material facts;
          .    Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any client, including misappropriation of an investment opportunity;
          .    Engage in any manipulative practice with respect to any client or security including price manipulation.

C.   CONFLICTS OF INTEREST

As a fiduciary, BPAM has an affirmative duty of loyalty and honesty to its clients and a duty of utmost good faith to act solely in the best interests of the client. Compliance with this fiduciary responsibility can be accomplished by avoiding unnecessary conflicts of interest and by fully, adequately, and fairly disclosing all material facts concerning any conflict which arises with respect to any client. Individuals subject to this Code are to actively avoid any existing or potential conflicts or situations that have the appearance of conflict or impropriety.

The following specific guidelines should not be viewed as all encompassing and are not intended to be exclusive of others:

     1. All securities transactions effected for the benefit of a Supervised Person shall be conducted in such a manner as to avoid any actual or potential

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          conflict of interest or abuse of that individual's position of trust and responsibility.

     2. No Supervised Person shall take inappropriate advantage of their position with respect to a client, advancing their position for self-gain.

     3. No Supervised Person shall accept any gift of more than de minimis value from any person or entity that does business with or on behalf of a client (or any of its portfolios) or any entity that provides a service to BPAM. Gifts of an extraordinary or extravagant nature are to be declined or returned in order not to compromise the reputation of BPAM or the individual. Gifts of nominal value, or those that are customary in the industry, are considered appropriate.

     4. No Supervised Person shall provide gifts or entertainment of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of a client (or any of its portfolios) or any entity that provides a service to BPAM. Gifts of nominal value, or those that are customary in the industry, are considered appropriate.

     5. Pre-approval is required for any Supervised Person to serve as a director of any publicly traded company or mutual fund.

D.   CONFIDENTIALITY

All information obtained by any Supervised Person regarding any aspect of the client relationship shall be kept in strict confidence. The Supervised Person commits an unethical business practice by disclosing the identity, affairs, or investments of any client unless required by the Securities and Exchange Commission or any other regulatory or self-regulating organization to the extent required by law or regulation, or unless disclosure is consented to by the client.

E.   INSIDER TRADING

No Supervised Person may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may any Supervised Person communicate material, nonpublic information to others in violation of the law.

BPAM maintains a separate policy statement on Insider Trading. Compliance with that policy is mandatory and all Supervised Persons should review the policy for detailed information on BPAM's position.

F.   PERSONAL SECURITIES TRANSACTIONS

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BPAM maintains a separate policy statement on Personal Security Transactions.
Compliance with that policy is mandatory and all Supervised Persons should review the policy for detailed information on BPAM's position.

G.   REPORTING VIOLATIONS

All Supervised Persons must report violations of this Code promptly to the Chief Compliance Officer or a member of the Legal/Compliance staff. BPAM is committed to treating all Supervised Persons in a fair and equitable manner. Individuals are encouraged to voice concerns regarding any personal or professional issue that may impact their ability or the firm's ability to provide a quality product to its clients while operating under the highest standards of integrity.

     1. Any such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately.
     2. Retaliation against any individual making such a report is prohibited and constitutes a violation of the Code.

H.   ANNUAL REVIEWS AND CERTIFICATIONS

BPAM will review the Code of Ethics annually and update any provisions and/or attachments which the Firm deems require revision.

Upon employment, all Supervised Persons are required to certify that they have:

          1.   Received a copy of the Code;

          2.   Read and understand all provisions of the Code; and

          3. Agreed to serve the client in accordance with the terms of the Code.

At the time of any amendments to this Code, all Supervised Persons are required to:

          1. Certify they have received, read and understood the amendments to the Code; and

          2. Agree to comply with the amendment and all provisions of the Code.

Annually, all Supervised Persons are required to:

          1.   Certify they have read and understand all provisions of the Code;
               and

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          2.   Agree to comply with all provisions of the Code.

I.   SANCTIONS

Regardless of whether a government inquiry occurs, BPAM views seriously any violation of its Code of Ethics. Disciplinary sanctions may be imposed on any Supervised Person committing a violation, including, but not necessarily limited to, censure, suspension, or termination of employment.

J.   FURTHER INFORMATION

If any Supervised Person has any questions with regard to the applicability of the provisions of this Code, generally or with regard to any attachment referenced herein, (s)he should consult William J. Kelly, Mary Ann Iudice, or Beth Roenker.

January 2005

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                     BOSTON PARTNERS ASSET MANAGEMENT, LLC

              POLICY STATEMENT ON PERSONAL SECURITIES TRANSACTIONS

Boston Partners Asset Management, LLC ("BPAM") has built a reputation for integrity and professionalism among its clients. We value the confidence and trust those clients have placed in us and strive to protect that trust. This Policy Statement is our commitment to protecting our clients' trust by deterring and detecting the inappropriate handling of personal securities transactions.

A.   APPLICABILITY AND DEFINITIONS

The following definitions describe the individuals and securities to which this Policy Statement applies.

"Supervised Person," for purposes of this Policy Statement only, means:

..    Directors, officers, and partners of BPAM (or other persons occupying a similar status or performing similar functions);
..    Employees of BPAM;
..    Any other person who provides advice on behalf of BPAM and is subject to
     BPAM's supervision and control; and
..    Certain other individuals designated by the Compliance Department.

"Access Person" means any Supervised Person:

     . Who has access to non-public information regarding any clients' purchases or sales of securities, or non-public information regarding the portfolio holdings of any mutual fund managed by BPAM, WPG, or Robeco-Sage; or
..    Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; or any other individual designated by the Compliance Department; and
..    All directors, officers or partners, except that fund directors who are not employees of BPAM and do not have access to confidential information regarding client securities transactions or recommendation are exempt from the definition of Access Persons.

In addition, any spouse, minor children and adult members of an Access Person's household, or any person or organization (such as an investment club) with whom an Access Person has a direct or indirect beneficial interest, or any trusts of which an Access Person is trustee or in which he/she has a beneficial interest are included in the definition of Access Person.

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The Compliance Department will notify all individuals of their status as either an Access Person or a Supervised Person on an annual basis as well as at the time of any job status change.

"Covered Security" shall include any type of equity or debt instrument, including any rights, warrants, derivatives, convertibles, options, puts, calls, straddles, shares of closed-end mutual funds, shares of open end mutual funds that are advised or sub advised by BPAM, WPG, or Robeco-Sage, or, in general, any interest or investment commonly known as a security.

Covered Security does not include shares of open-ended mutual funds that are not advised or subadvised by BPAM, WPG, or Robeco-Sage, direct obligations of the US government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, which have a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization ("NRSRO").

B.   PRE-CLEARANCE

The following provisions apply to all Supervised Persons:

     1.   Covered Securities Transactions

          Mandatory written pre-clearance prior to the execution of any transaction involving a Covered Security. See Section D1 for exemptions.

     2.   Initial Public Offering (IPO) Transactions

          Mandatory written pre-clearance prior to participation in an IPO. Approval is determined on a case-by-case basis; documentation supporting the decision rationale will be maintained on all requests.

     3.   Private Placement Transactions

          Mandatory written pre-clearance prior to the execution of any transaction involving a private placement. Approval is determined on a case-by-case basis; documentation supporting the decision rationale will be maintained on all requests.

     4.   Short Sales/Cover Shorts/Options

          Mandatory pre-clearance prior to execution of any personal transaction involving a short position or option position. Approval is determined based on the underlying security and transactions are subject to all blackout policies including the short term profit prohibition.

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     5.   Gifts

          Gifts of securities do not need pre-clearance but must be reported on quarterly transaction statements.

     6.   Approvals

          Pre-clearance is valid only for the day of approval. If the trade is not executed on the approved date, the pre-clearance process must be repeated prior to execution on the day the transaction is to be effected.

          The Chief Compliance Officer or Compliance Manager or from time-to-time, their appointed designee, may approve Covered Security, IPO, and Private Placement transactions.

C.   PROHIBITIONS

Unless otherwise noted, the following prohibitions apply to All Supervised
Persons:

     1.   Ban on Short-Term Trading Profits

          No profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. "Equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security or similar securities with a value derived from the value of the subject security.

          Multiple purchases/sales of the same or equivalent security will be viewed as a "bundled" transaction and the 30-day rule will be applied as of the last transaction date.

          See Section D3 for exemptions. In addition, other exceptions may be permitted on a case-by-case basis when the circumstances of the situation strongly support an exemption; however, such exemptions may be withheld by BPAM in its sole discretion.

     2.   Black-Out Periods

          a. No purchase or sale of any Covered Security for which an open order currently exists.

          b. Access Persons are prohibited from purchasing or selling any Covered Security that is being actively considered for purchase or sale for client accounts. See Section D1 for exemptions.

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          c.   Access Persons are prohibited from purchasing or selling any
               Covered Security that is also held in client accounts within 7 calendar days before or after a "Client Transaction." See Section D1 for exemptions.

               "Client transaction" is defined as any trade across all or a significant number of portfolios in one strategy whereby the Covered Security: 1) has been newly established, or 2) the percent holding has been increased or decreased, 3) or a new account is being funded and a significant position, as determined by Boston Partners, is being established. See Section D2 for exemptions.

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3.   Investment Activities

     a. No offering of investment advice or managing any person's portfolio in which he/she does not have a beneficial interest without prior written approval.

     b.   No participation in an investment club without prior written approval.

D.   EXEMPT TRANSACTIONS

     1. The following transactions are exempt from the Pre-Clearance provisions as defined in Section B1 and from the Black Out Period provisions as defined in Section C2.

          a. Purchases and sales involving a long* position in a common stock or a closed end fund when:
                    i)   the market cap is in excess of $3 billion; AND
                    ii) the aggregate share amount across all beneficially owned accounts is 1,000 shares or less over a 30-day period.
                    *(Note) - this exemption does not apply to short positions or options.

          b. Purchases and Sales of shares of Mutual Funds advised or sub-advised by BPAM, WPG, or Robeco-Sage.

          c. Exchange traded funds that are based on a broad based securities index.

          d. Covered Security transactions executed on a fully discretionary basis by a Registered Investment Adviser (other than BPAM) on behalf of an Access Person or Supervised Person and a letter stating such is maintained in the file.

          e. Transactions, except for short transactions, by an Access Person acting as a portfolio manager for, or who has a beneficial interest in, an investment limited partnership or investment company where BPAM is the contractual investment adviser or for or any account in which BPAM has a proprietary interest.

               Pre-clearance is not required for subsequent short sale transactions, under this exemption, to increase or decrease established positions.

     2. The following transactions are exempt from the Black Out Period provisions as defined in Section C2.

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          a.   Covered Security transactions for which a Supervised Person has requested and received preclearance from the Compliance Department and for which the Supervised Person is not the Portfolio Manager directly responsible for initiating the client transaction.

     3. The following transactions are exempt from the Ban on Short-Term Trading Profits as defined in Section C1:

          a. Covered Security transactions executed on a fully discretionary basis by a Registered Investment Adviser (other than BPAM) on behalf of a Supervised Person and a letter stating such is maintained in the file.

          b. Transactions by an Access Person acting as a portfolio manager for, or who has a beneficial interest in, an investment limited partnership or investment company where BPAM is the contractual investment adviser or for any account in which BPAM has a proprietary interest.

     4. The following transactions are exempt from all Pre-Clearance and Black Out Periods provisions:

          a. Purchases or sales effected in any account over which there is no direct or indirect influence or control;

          b. Purchases or sales that are non-volitional such as margin calls, stock splits, stock dividends, bond maturities, automatic dividend reinvestment plans, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

          c. Systematic investment plans provided the Compliance Department has been previously notified of the participation in the plan;

          d. Any acquisition of a Covered Security through the exercise of rights issued pro rata to all holders of the class, to the extent such rights were acquired in the issue (and not through the acquisition of transferable rights);

E.   REPORTING REQUIREMENTS

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Reporting requirements shall consist of:

     1.   Quarterly Transaction Reports

          All Supervised Persons must submit to Beth Roenker or her designee a report of every Gift, IPO, Private Placement, and Covered Security transaction in which they participated during the calendar quarter no later than 30 days after the end of that quarter.

          The report shall include the following:

          a. The name of the security, the date of the transaction, the interest rate and maturity (if applicable), the number of shares, and the principal amount of each Covered Security involved;

          b. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

          c.   The price at which the transaction was effected;

          d. The name of the broker, dealer, or bank through which the transaction was effected;

          e. Factors relevant to a potential conflict of interest, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by an investment company, private account, or limited investment partnership managed by BPAM.

          f. With respect to any account established by an Access Person during the quarter, the name of the broker, dealer, or bank with whom the account was established;

          g.   The date the account was established; and

          h.   The date the report is submitted.

     2.   Confirmations and Statements

          All Supervised Persons must instruct their broker to submit copies of account statements and/or duplicate confirmation statements to:

                    Boston Partners Asset Management, LLC.
                    Compliance Department
                    P.O. Box 962188
                    Boston, MA 02196-2188

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          Beth Roenker will supervise the review of all statements and/or transaction confirmations to ensure the required pre-approvals were obtained and to verify the accuracy of the information submitted in the quarterly reports.

     3.   Initial Holdings Report

          All Access Persons shall disclose to Beth Roenker or her designee a listing of Covered Securities beneficially owned, that must be current as of a date no more than 45 days before the report is submitted, no later than 10 days after becoming an Access Person.

          The report shall include the following:

          a. The name of the security, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          b. The name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          c.   The date the report is submitted.

          Beth Roenker or her designee will review all Initial Holdings Reports in an effort to monitor potential conflicts of interest.

     4.   Annual Holdings Reporting

          No later than January 30 annually, Access Persons shall deliver to Beth Roenker or her designee a listing of all holdings beneficially owned that must be current as of a date no more than 45 days before the report is submitted.

          The report shall include the following:

          a. The name of the security, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          b. The name of any broker, dealer, or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          c.   The date the report is submitted.

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          Beth Roenker or her designee will review all Annual Holdings Reports in an effort to understand the full nature of the Access Person's current holdings.

F.   ANNUAL REVIEWS AND CERTIFICATIONS

BPAM will review the Policy Statement on Personal Securities Transactions annually and update any provisions and/or attachments, which the Firm deems, require revision.

Upon employment, all Supervised Persons are required to:

     1. Provide to Beth Roenker or her designee copies of all applicable brokerage account statements and confirmations for their first month of employment with BPAM.

     2. Request brokers, dealers, and banks to direct duplicate copies of transaction confirmations as well as copies of periodic statements for all Covered Securities accounts to Boston Partners as designated in Section E2.

     3. Certify that they have read, understood, and will abide by all provisions contained in this Policy Statement.

     4. In addition, Access Persons are required to submit an Initial Holdings Report as defined in Section E3.

At the time of any amendments to this Code, all Supervised Persons are required to:

     3. Certify they have received, read and understood the amendments to the Code; and

     4.   Agree to comply with the amendment and all provisions of the Code.

Annually, all Supervised Persons are required to:

     1. Certify they have read, understood, and have abided by all the provisions of this Policy Statement over the past year.

     2. In addition, Access Persons are required to submit an Annual Holdings Report as defined in Section E4.

G.   SANCTIONS

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Regardless of whether a government inquiry occurs, BPAM views seriously any violation of its Policy on Personal Securities Transitions. Disciplinary sanctions may be imposed on any person committing a violation, including, but not necessarily limited to, suspension or termination of trading privileges, censure, monetary penalties, and suspension or termination of employment.

H.   FURTHER INFORMATION

If any Supervised Person has any questions with regard to the applicability of the provisions of this Policy Statement, generally or with regard to any securities transaction(s), (s)he should consult William J. Kelly, Mary Ann Iudice or Beth Roenker.

January 2005

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